UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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EPICEPT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CONTACTS

EpiCept Corporation: 777 Old Saw Mill River Road Tarrytown, NY 10591 Robert W. Cook (914) 606-3500 rcook@epicept.com	Investors: Lippert/Heilshorn & Associates Kim Sutton Golodetz (212) 838-3777 kgolodetz@lhai.com or Bruce Voss (310) 691-7100 bvoss@lhai.com

Media: Feinstein Kean Healthcare Greg Kelley (617) 577-8110 gregory.kelley@fkhealth.com

Notice of the Annual Meeting of Stockholders of EpiCept Corporation

TARRYTOWN, N.Y. (May 15, 2008) – With this notice, stockholders of EpiCept Corporation (Nasdaq and OMX Nordic Exchange: EPCT) are invited to the Annual Meeting of Stockholders (the "Annual Meeting") on Wednesday, May 21, 2008, at 10:00 AM EDT at the offices of Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, New York.

EpiCept stockholders of record at the close of business on April 2, 2008 (the "Record Date") are entitled to vote at the Annual Meeting.

On April 8, 2008, a notice of the Annual Meeting with the 2008 Proxy Statement was mailed to all EpiCept stockholders of record on the Record Date. Stockholders of record may grant a proxy with respect to their shares on the internet or by mail. Voting instructions appear on the proxy card attached to the 2008 Proxy Statement. If you are an EpiCept stockholder of record and did not receive a proxy card, please contact Mr. Robert Cook at (914) 606-3500.

Items to be Discussed During the Annual Meeting:

Item One:

The first item to be discussed is the election of two directors as Class III directors to hold office until the 2011 Annual Meeting and until their respective successors are elected and qualified. The two nominees for election at the Annual Meeting are listed below with brief biographies. They are both currently EpiCept directors.

Robert G. Savage has been a member of EpiCept’s Board since December 2004 and serves as the Chairman of the Board. Mr. Savage has been a senior pharmaceutical executive for over twenty years. He held the position of Worldwide Chairman of the Pharmaceuticals Group at Johnson & Johnson and was both a company officer and a member of the Executive Committee. He also served Johnson & Johnson in the capacity of a Company Group Chairman and President of Ortho-McNeil Pharmaceuticals. Most recently, Mr. Savage was President of the Worldwide Inflammation Group for Pharmacia Corporation and is presently President and CEO of Strategic Imagery LLC, a consulting company which he is the principal of. He has held multiple positions leading marketing, business development and strategic planning at Hoffmann-La Roche and Sterling Drug. Mr. Savage is a director of The Medicines Company, a specialty pharmaceutical company, Noven Pharmaceuticals, a drug delivery company and Panacos Pharmaceuticals, Inc., a development stage biotechnology company. Mr. Savage received a B.S. in Biology from Upsala College and an M.B.A. from Rutgers University.

John V. Talley has been EpiCept’s President, Chief Executive Officer and a Director since October 2001. Mr. Talley has more than 29 years of experience in the pharmaceutical industry. Prior to joining EpiCept, Mr. Talley was the Chief Executive Officer of Consensus Pharmaceuticals, a biotechnology drug discovery start-up company that developed a proprietary peptide-based combinatorial library screening process. Prior to joining Consensus, Mr. Talley led Penwest Ltd.’s efforts in its spin-off of its subsidiary Penwest Pharmaceuticals Co. in 1998 and served as President and Chief Operating Officer of Penwest Pharmaceuticals. Mr. Talley started his career at Sterling Drug Inc., where he was responsible for all U.S. marketing activities for prescription drugs, helped launch various new pharmaceutical products and participated in the 1988 acquisition of Sterling Drug by Eastman Kodak Co. Mr. Talley received his B.S. in Chemistry from the University of Connecticut and completed coursework towards an M.B.A. in Marketing from New York University, Graduate School of Business.

The Board recommends that holders of EpiCept common stock vote for the election of Robert G. Savage and John V. Talley.

Item Two:

The second item to be discussed is the ratification of the selection by the Audit Committee of the Company's Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2008. Deloitte & Touche LLP was EpiCept's independent registered public accounting firm for the year-ended December 31, 2007. The Board recommends that stockholders vote for the ratification of the selection of Deloitte & Touche LLP as EpiCept's independent registered public accounting firm for the year ended December 31, 2008.

Item Three:

The third item to be discussed is whether to amend the certificate of incorporation to increase the number of authorized shares of common stock to 180,000,000 shares. On DATE NEEDED, 2008, the Board approved the submission to the stockholders of an amendment to EpiCept's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of EpiCept from 80,000,000 (consisting of (i) 75,000,000 shares of common stock of the Company, par value US$0.0001 per share, and (ii) 5,000,000 shares of preferred stock of the Company, par value US$0.0001 per share) to 180,000,000 (consisting of (i) 175,000,000 shares of common stock of the Company, par value US$0.0001 per share, and (ii) 5,000,000 shares of preferred stock of the Company, par value US$0.0001 per share). The Board recommends that stockholders vote for the amendment of the certificate of incorporation to increase the number of authorized shares of common stock.

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Items Four and Five:

The fourth item to be discussed is whether to adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2, or 3. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to stockholders, other than an announcement made at the Annual Meeting.

The fifth item to be voted upon is to authorize the persons named on the proxy card to vote the shares represented thereby in accordance with their best judgment in relation to any other matters to come before the stockholders at the Annual Meeting. The Company is aware of no such matters to be submitted to the stockholders at the Annual Meeting.

Documents:

Stockholders may obtain copies of the annual report and all complete board proposals on EpiCept's website at www.epicept.com.

These documents will also be available at the Annual Meeting.

About EpiCept Corporation

EpiCept is focused on unmet needs in the treatment of cancer and pain. The Company’s broad portfolio of pharmaceutical product candidates includes several pain therapies in clinical development and a lead oncology compound for AML with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound recently received a negative opinion and is being re-examined in Europe. In addition, EpiCept’s ASAP technology, a proprietary live cell high-throughput caspase-3 screening technology, can efficiently identify new cancer drug candidates and molecular targets that selectively induce apoptosis in cancer cells.  Two oncologydrug candidates currently in clinical development that were discovered using this technology have also been shown to act as vascular disruption agents in a variety of solid tumors.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that the stockholders will not approve the aforementioned items or that the Company will not have sufficient authorized shares of stock to raise equity capital, the risks associated with the adequacy of our existing cash resources and our need to raise additional financing to continue to meet our capital needs and our ability to continue as a going concern, the risks associated with our ability to continue to meet our obligations under our existing debt agreements or that we may default on our loans or that our lenders may declare

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the Company in default or that our secured lender would seek to sell our assets, the risks that we may not be able to extend the maturity of our euro-denominated loan, the risk that the Company's securities may be delisted by The Nasdaq Capital Market and that any appeal of the delisting determination may not be successful, the risk that our appeal of the negative opinion regarding the MAA for Ceplene® will not be successful and that Ceplene® will not receive regulatory approval or marketing authorization in the EU, the risk that Ceplene®, if approved, will not achieve significant commercial success, the risk that Myriad's development of Azixa™ will not be successful, the risk that Azixa™ will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 or EPC2407 will not be successful, the risk that NP-1 or EPC2407 will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

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EPCT-GEN

*Azixa is a registered trademark of Myriad Genetics, Inc.

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